SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2025

KULR TECHNOLOGY GROUP, INC.

(Exact name of the registrant as specified in its charter)

Delaware	001-40454	81-1004273
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 Forge River Road, Suite 100, Webster, Texas 77598

(Address of principle executive offices) (Zip code)

Registrant’s telephone number, including area code: (408) 663-5247

N/A

(Former name or address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14D-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock	KULR	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modification to Rights of Security Holders.

KULR Technology Group, Inc., a Delaware corporation (the “Company”), approved a reverse stock split of the Company’s issued and outstanding shares of common stock (“Common Stock”), at a ratio of 1-for-8 (the “Reverse Stock Split”). The Reverse Stock Split was duly approved by the stockholders of the Company in February 2024.

Reasons for the Reverse Stock Split

The noncompulsory decision to implement the Reverse Stock Split reflects the Company’s belief that the Reverse Stock Split could optimize market dynamics, broaden investor appeal and accessibility, and align the conditions of Common Stock with the best interests of its investors. The Company cannot provide assurance that the actual effects of the Reverse Stock Split will achieve the desired effects or that, if achieved, such desired effects will be sustained.

Effects of the Reverse Stock Split

Effective Date; Symbol; CUSIP Number

The Reverse Stock Split became effective on June 23, 2025 (the “Effective Date”). The Common Stock began trading on a split-adjusted basis at the commencement of trading on June 23, 2025, under the Company’s existing trading symbol “KULR.” The Common Stock was assigned a new CUSIP number (50125G 307) in connection with the Reverse Stock Split.

Split Adjustment; Treatment of Fractional Shares

On the Effective Date, the total number of shares of Common Stock held by each stockholder of the Company were exchanged for the number of shares of Common Stock equal to the number of issued and outstanding shares of Common Stock held by each such stockholder immediately prior to the Reverse Stock Split, divided by eight (8), with such resulting number of shares rounded up to the nearest whole share. As a result, no fractional shares were issued in connection with the Reverse Stock Split and no cash or other consideration was paid in connection with any fractional shares that would otherwise have resulted from the Reverse Stock Split. Also on the Effective Date, all equity awards outstanding immediately prior to the Reverse Stock Split were adjusted to reflect the Reverse Stock Split.

Certificated Shares

Each certificate, or book entry, that immediately prior to the Reverse Stock Split represented shares of Common Stock, does, following the Reverse Stock Split, represent that number of shares of Common Stock into which the shares of Common Stock represented by such certificate or book entry have been combined, subject to the treatment of fractional shares as described above.

Delaware State Filing

The Reverse Stock Split was effected pursuant to the Company’s filing of a Certificate of Amendment (the “Certificate”) with the Secretary of State of the State of Delaware. A copy of the form of the Certificate is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Capitalization

The Company is authorized to issue 500,000,000 shares of Common Stock and 10,000,000 shares of preferred stock (the “Preferred Stock”). There will be no change to the number of authorized capital stock of the Company or to the rights limitations and privileges, including voting rights, of the Company’s only designated and outstanding shares of Preferred Stock, the Company’s Series A Preferred Stock. The Reverse Stock Split had no effect on the par value of the Common Stock or the Preferred Stock.

Immediately after the Reverse Stock Split, each Common Stock holder’s percentage ownership interest in the Company’s Common Stock and proportional voting power of the Company’s Common Stock remained unchanged, except for minor changes and adjustments that resulted from the treatment of fractional shares. The rights and privileges of the holders of shares of Common Stock were unaffected by the Reverse Stock Split.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in Item 3.03 is hereby incorporated by reference into this Item 5.03.

Item 9.01 Exhibits

Exhibit No.	Description
3.1	Form of Certificate of Amendment
104	Cover Page Interactive Data File - The cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf of the undersigned hereunto duly authorized.

KULR TECHNOLOGY GROUP, INC.

Date: June 27, 2025	By:	/s/ Michael Mo
Michael Mo
Chief Executive Officer